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           EXHIBIT 11 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                      16 Weeks Ended                    28 Weeks Ended
                                                      --------------                    --------------
                                                 October 11,     October 12,      October 11,      October 12,
                                                    1997            1996             1997             1996
                                                    ----            ----             ----             ----
PRIMARY
   Weighted average shares outstanding            8,419,237        8,393,833        8,409,275        8,394,318
   Net effect of dilutive stock options -
      based on the treasury stock method            132,475           16,746           91,581           29,263
                                                -----------      -----------      -----------      -----------
   Total common shares and equivalents            8,551,712        8,410,579        8,500,856        8,423,581
                                                ===========      ===========      ===========      ===========

   Income (loss) before
      extraordinary item                        $ 1,824,330      $ 2,739,087      $ 4,723,709      $(4,372,710)
   Extraordinary item, net of tax                (3,277,889)              --       (3,277,889)              --
                                                -----------      -----------      -----------      -----------
   Net income (loss)                            $(1,453,559)     $ 2,739,087      $ 1,445,820      $(4,372,710)
                                                ===========      ===========      -----------      ===========

Per share amount
   Income (loss) before extraordinary item             $.21             $.33             $.56            $(.52)
   Extraordinary item                                  (.38)              --             (.39)              --
                                                -----------      -----------      -----------      -----------
   Net income (loss)                                  $(.17)            $.33             $.17            $(.52)
                                                ===========      ===========      ===========      ===========


FULLY DILUTED
   Weighted average shares outstanding            8,419,237        8,393,833        8,409,275        8,394,318
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                    190,537           17,672          190,537           29,745
   Assumed conversion of 7% convertible
      subordinated debentures issued
      March 5, 1993                               1,290,323        1,290,323        1,290,323               -- (a)
                                                -----------      -----------      -----------      -----------
         Total                                    9,900,097        9,701,828        9,890,135        8,424,063
                                                ===========      ===========      ===========      ===========
   Income (loss) before
      extraordinary item                        $ 1,824,330      $ 2,739,087      $ 4,723,709      $(4,372,710)
  Add 7% convertible subordinated
      debenture interest, net of tax effect         268,800          256,472          470,399               -- (a)
                                                -----------      -----------      -----------      -----------
                                                  2,093,130        2,995,559        5,194,108       (4,372,710)
   Extraordinary item, net of tax                (3,277,889)              --       (3,277,889)              --
                                                -----------      -----------      -----------      -----------
   Net income (loss)                            $(1,184,759)     $ 2,995,559      $ 1,916,219      $(4,372,710)
                                                ===========      ===========      ===========      ===========

Per share amount
   Income (loss) before extraordinary item             $.21             $.31             $.52            $(.52)
   Extraordinary item                                  (.33)              --             (.33)              --
                                                -----------      -----------      -----------      -----------
   Net income (loss)                                  $(.12)            $.31             $.19            $(.52)
                                                ===========      ===========      ===========      ===========


(a)  Antidilutive common stock equivalents excluded



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